Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Forms S-8 Nos. 333-110479, 333-112587, 333-114546, 333-121234, 333-143004 and 333-144820 and Form S-3 Nos. 333-119795, 333-131085 and 333-153596 of CapTerra Financial Group, Inc. and Subsidiaries of our report dated March 30, 2010 relating to our audit of the consolidated financial statements, which appears in this Annual Report on Form 10-K of CapTerra Financial Group, Inc. and Subsidiaries as of and for the year ended December 31, 2009.
Denver, Colorado
March 30, 2010